UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2005

EQUISTAR CHEMICALS, LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-76473	76-0550481
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 28, 2005, Lyondell Chemical Company (“Lyondell”) issued a press release announcing Lyondell’s, Equistar Chemicals, LP’s (“Equistar”) and Millennium Chemicals Inc.’s (“Millennium”) results for the first quarter of 2005, which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 2.02. As a result of Lyondell’s November 30, 2004 acquisition of Millennium, Equistar and Millennium are wholly owned subsidiaries of Lyondell.

Lyondell will host a conference call on April 28, 2005 at 11:30 a.m. Eastern Time to discuss the results. The call will be broadcast live on Lyondell’s web site at www.lyondell.com/earnings. A replay of the call will be available on the web site at www.lyondell.com/earnings at 2:30 p.m. Eastern Time on April 28, 2005. Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including the earnings release, will be available at 11:30 a.m. Eastern Time on April 28, 2005 at www.lyondell.com/earnings.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release (filed as Exhibit 99.1 to Lyondell’s Current Report on Form 8-K dated as of April 28, 2005 and incorporated herein by reference)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUISTAR CHEMICALS, LP

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General
Counsel & Secretary

Date: April 28, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release (filed as Exhibit 99.1 to Lyondell’s Current Report on Form 8-K dated as of April 28, 2005 and incorporated herein by reference)